**RIGHTS CERTIFICATE #:** **NUMBER OF RIGHTS:**

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS SUPPLEMENT DATED AUGUST 31, 2017 (THE "PROSPECTUS SUPPLEMENT") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS SUPPLEMENT ARE AVAILABLE UPON REQUEST FROM ADVANTAGE PROXY INC., THE INFORMATION AGENT.

# DRYSHIPS INC.

**Incorporated under the laws of the Republic of the Marshall Islands**

## NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non-Transferable Subscription Rights to Purchase Shares of Common Stock of DryShips Inc.

Subscription Price: $2.75 per Share

**THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 2, 2017, UNLESS EXTENDED BY THE COMPANY**

**REGISTERED OWNER:**

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights ("Rights") set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase 1.1526 shares of common stock, with a par value of $0.01 per share, of DryShips Inc., a Marshall Islands corporation, at a subscription price of $2.75 per share (the "Basic Subscription Right"), pursuant to a rights offering (the "Rights Offering"), on the terms and subject to the conditions set forth in the Prospectus Supplement and the "Instructions as to Use of DryShips Inc. Subscription Rights Certificates" accompanying this Subscription Rights Certificate. If any shares of common stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Rights (the "Unsubscribed Shares"), any Rights holder that exercises its Basic Subscription Rights in full may subscribe for a number of Unsubscribed Shares pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus Supplement (the "Oversubscription Privilege"). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of common stock in accordance with the "Instructions as to Use of DryShips Inc. Subscription Rights Certificates" that accompany this Subscription Rights Certificate.

COUNTERSIGNED AND REGISTERED
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
(New York, N.Y.)
TRANSFER AGENT
AND REGISTRAR

By

AUTHORIZED SIGNATURE

This Subscription Rights Certificate is not valid unless countersigned by the Subscription Agent and registered by the registrar.

Witness the seal of DryShips Inc. and the signatures of its duly authorized officers.

Dated: August 31, 2017

President

Secretary

Delivery other than in the manner or to the applicable address listed below will not constitute valid delivery.

| If delivering by mail: | If delivering by hand, express mail, courier, or other expedited service: |
|---|---|
| American Stock Transfer & Trust Company, LLC<br>Operations Center<br>P.O. Box 2042<br>New York, New York 10272-2042 | American Stock Transfer & Trust Company, LLC<br>Operations Center<br>6201 15th Avenue<br>Brooklyn, New York 11219 |

**PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.**

**FORM 1—EXERCISE OF SUBSCRIPTION RIGHTS**

To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 3 below. To subscribe for shares pursuant to your Oversubscription Privilege, please also complete line (b) and sign under Form 3 below. To the extent you subscribe for more shares than you are entitled under either the Basic Subscription Right or the Oversubscription Privilege, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Right or Oversubscription Privilege, as applicable.

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:

I apply for ______________ shares x $ 2.75 = $______________
(no. of new shares) (subscription price) (amount enclosed)

(b) EXERCISE OF OVERSUBSCRIPTION PRIVILEGE

If you have exercised your Basic Subscription Right in full and wish to subscribe for additional shares pursuant to your Oversubscription Privilege:

I apply for ______________ shares x $ 2.75 = $______________
(no. of new shares) (subscription price) (amount enclosed)

(c) Total Amount of Payment Enclosed = $__________________

METHOD OF PAYMENT (CHECK ONE)

☐ Check or bank draft payable to "American Stock Transfer & Trust Company, LLC as Subscription Agent."

☐ Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JP Morgan Chase, ABA # 021000021, A/C # 530-354616, Beneficiary: American Stock Transfer, Reference: "AST as Subscription Agent for DRYSHIPS INC. RIGHTS OFFERING", with reference to the Rights holder's name.

**FORM 2—DELIVERY TO DIFFERENT ADDRESS**

If you wish for the Common Stock underlying your Rights or a certificate representing unexercised Subscription Rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

______________________________________________

______________________________________________

______________________________________________

**FORM 3—SIGNATURE**

TO SUBSCRIBE: I acknowledge that I have received the Prospectus Supplement for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus Supplement. I agree to cooperate with the Company and provide to the Company any and all information requested by the Company in connection with the exercise of the Rights granted in the previous sentence.

Signature(s): ______________________________________

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

**FORM 4-SIGNATURE GUARANTEE**

This form must be completed if you have completed Form 2.

Signature Guaranteed: ______________________________
(Name of Bank or Firm)

By: ______________________________
(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF DRYSHIPS INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT ADVANTAGE PROXY, INC., THE INFORMATION AGENT, AT (877) 870-8565 or if you are a bank or broker, (206) 870-8565.